UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Act of 1934

Date of Report (date of earliest event report):  June 4, 2007

GEOKINETICS INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33460	94-1690082
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification Number)

One Riverway, Suite 2100

Houston, Texas 77056

(Address of principal executive offices)

(713) 850-7600

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01             Regulation FD Disclosure

Geokinetics Inc., a Delaware corporation (the “Company”) is participating in the RBC Capital Markets Energy Conference in New York, NY, (the “Conference”). David A. Johnson, the Company’s Chief Executive Officer and President, and other Company representatives will make a presentation regarding the Company at the Conference on Tuesday, June 5, 2007, at 1:30 pm Eastern Daylight Time at The Grand Hyatt New York Hotel. A copy of the press release announcing the Company’s participation in the Conference is attached as Exhibit 99.1 hereto, the contents of which are furnished in its entirety pursuant to this Item 7.01. A copy of the presentation to be made at the Conference is attached hereto as Exhibit 99.2.

The Company announced its 2007 Annual Meeting of Stockholders will be held at 2:00 p.m. Central Daylight Time on Wednesday, July 11, 2007, at the Omni Houston Hotel Westside located at 13210 Katy Freeway, Houston, TX  77079. A copy of the press release announcing the date of the annual meeting is attached as Exhibit 99.3 hereto, the contents of which are furnished in its entirety pursuant to this Item 7.01.

ITEM 9.01             Financial Statements and Exhibits.

                (c)           Exhibits

99.1                           Press Release dated June 4, 2007, announcing Geokinetics’ participation in the RBC Capital Markets Energy Conference on June 4, 2007.

99.2                           Presentation for the RBC Capital Markets Energy Conference.

99.3                           Press Release dated June 4, 2007, announcing Geokinetics’ Annual Meeting Date on July 11, 2007.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GEOKINETICS INC.

Date: June 4, 2007	By:	/s/ Scott A. McCurdy
Scott A. McCurdy, Vice President and Chief Financial Officer

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